SUBSIDIARIES SECURITY AGREEMENT


         THIS SUBSIDIARIES SECURITY AGREEMENT (this "Agreement"), dated as of the 29th day of May, 1996, is made by the undersigned corporations and the other Persons from time to time parties hereto (collectively, the "Grantors," and individually, a "Grantor"), each a Subsidiary of Coastal Physician Group, Inc., a Delaware corporation (the "Borrower"), to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent"), for the benefit of (i) the Lenders and the Agent under the Credit Agreement referred to hereinbelow (each Lender, the Issuing Bank and the Agent in their respective capacities as such under the Credit Agreement, jointly and severally, the "Credit Agreement Creditors," and each, a "Credit Agreement Creditor"), (ii) the Overline Lenders and the Agent under the Overline Credit Agreement (each Overline Lender, the Overline Issuing Lender (such term being used herein with the meaning given to it under the Overline Credit Agreement) and the Agent in their respective capacities as such under the Overline Credit Agreement, jointly and severally, the "Overline Creditors," and each, an "Overline Creditor") and (iii) if one or more Lenders enter into one or more Interest Rate Protection Agreements with the Borrower, any such Lenders (each Lender in its capacity as a party to any Interest Rate Protection Agreement, notwithstanding that such Lender may have ceased at any time to be a Lender under the Credit Agreement, a "Hedge Creditor," and collectively, the "Hedge Creditors"; and the Hedge Creditors, together with the Credit Agreement Creditors and the Overline Creditors, the "Secured Creditors"). Capitalized terms not defined in this introductory paragraph, in the recitals below or elsewhere herein shall, unless otherwise provided herein, have the meanings given to them in the Credit Agreement (terms defined in the Overline Credit Agreement also being deemed defined terms under the Credit Agreement).


                                    RECITALS

         A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of July 29, 1994, as amended by a First Amendment thereto dated as of April 12, 1995 and by a Second Amendment thereto dated as of August 10, 1995 (as so amended, and as in effect on the date hereof, the "Existing Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.

         B. The Borrower, the Agent and the Lenders have entered into a Third Amendment and Limited Waiver to Credit Agreement, dated as of May 29, 1996 (the "Third Amendment"; and the Existing



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Credit  Agreement,  as amended by the Third  Amendment  and as further  amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Agent and the Lenders have agreed to make certain amendments to the Existing Credit Agreement and have made certain other agreements of material benefit to the Borrower and the Grantors, including agreements to waive certain existing Events of Default (which otherwise preclude any further borrowings by the Borrower) on the terms and subject to the conditions set forth in the Third Amendment.

         C. Additionally, the Borrower, the Agent and the Overline Lenders have entered into a Secured Overline Credit Agreement, dated as of May 29, 1996 (as amended, modified, supplemented or restated from time to time, the "Overline Credit Agreement"), providing for the availability of certain credit facilities in the aggregate principal amount of $40,000,000 to the Borrower upon the terms and conditions set forth therein.

         D. Each of the Grantors is a direct or indirect Subsidiary of the Borrower and is a party to a Guaranty Agreement, dated as of July 29, 1994, as amended and restated as of the date hereof (as so amended and restated, and as further amended, modified, supplemented or restated from time to time, the "Guaranty"), whereby each Grantor has unconditionally guaranteed all Guaranteed Obligations (as defined in the Guaranty) of the Borrower under the Credit Agreement, the Overline Credit Agreement, the other Credit Documents and the Interest Rate Protection Agreements.

         E. As a further condition, among other things, to the effectiveness of the Third Amendment, to the making of Loans under the Credit Agreement, to the making of Overline Loans and the issuance of, and participation in, Letters of Credit (such term being used herein with the meaning given to it under the Overline Credit Agreement, except as otherwise specified) under the Overline Credit Agreement, and to the obligation of any Hedge Creditor to enter into or continue to perform any Interest Rate Protection Agreement, each Grantor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations under the Guaranty. The Secured Creditors are relying on this Agreement in their decision to consummate the transactions contemplated by the Third Amendment and the Overline Credit Agreement, to extend credit to the Borrower under the Credit Agreement and the Overline Credit Agreement that is otherwise not available, and to enter into and continue to perform any Interest Rate Protection Agreements, and would not be willing to enter into the Third Amendment and the Overline Credit Agreement or to extend credit thereunder, or to enter into or continue to perform any such Interest Rate Protection Agreement, without this Agreement.



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         F. Without the  execution  and delivery of the Third  Amendment and the
Overline Credit Agreement, there would be a material adverse effect upon the businesses of the Borrower and the Grantors.

         G. As set forth in the Guaranty, each Grantor has obtained and will continue to obtain substantial and material benefits from the extension of credit to the Borrower under the Credit Agreement and the Overline Credit Agreement, and from the entering into of any Interest Rate Protection Agreements, which it could not obtain otherwise and which benefits are hereby acknowledged, and, accordingly, has agreed to execute and deliver this Agreement, which is a condition to the effectiveness of the Third Amendment and the Overline Credit Agreement.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Lenders to enter into the Third Amendment and to make Loans to the Borrower under the Credit Agreement and to induce the Overline Lenders to enter into the Overline Credit Agreement and to make Overline Loans to the Borrower thereunder from time to time (which Loans and Overline Loans the Lenders and Overline Lenders would not otherwise be required to make), to induce the Issuing Lender to issue, and the Overline Lenders to participate in, the Letters of Credit, and to induce the Hedge Creditors to enter into and perform the Interest Rate Protection Agreements, each Grantor hereby agrees as follows:

         1. Security for Secured Obligations. This Agreement is made by each Grantor to secure:

                    (i) the full and  prompt  payment  to the  Credit  Agreement
         Creditors, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Grantors, whether now existing or hereafter incurred, in respect of the guarantee of the Credit Obligations set forth in Section 1(a)(i) of the Guaranty;

                   (ii) the full and prompt payment to the Overline Creditors, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Grantors, whether now existing or hereafter incurred, in respect of the guarantee of the Overline Obligations set forth in Section 1(a)(ii) of the Guaranty;



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                  (iii) the full and prompt payment to the Hedge  Creditors,  at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and
         obligations  of  the  Grantors,   whether  now  existing  or  hereafter
         incurred, in respect of the guarantee of the Hedge Obligations (such term being used in this Agreement with the meaning given to it under the Guaranty) set forth in Section 1(a)(iii) of the Guaranty;

                   (iv) the full and prompt payment to the Secured Creditors, at any time and from time to time as and when due, of all liabilities and obligations of the Grantors, whether now existing or hereafter incurred, set forth in Section 1(a)(iv) of the Guaranty;

                   (v) any and all sums advanced by the Agent in order to preserve the Collateral (as hereinafter defined) or to preserve its security interest in the Collateral; and

                   (vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Grantor referred to in clauses (i) through (iv) above, after an Event of Default (such term to mean and include, as relevant, for purposes of this Agreement, any "Event of Default" within the meaning of the Credit Agreement or the Overline Credit Agreement or any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period) shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) of this Section, collectively, the "Secured Obligations."

         2. Grant of Security Interest. (a) To secure the liabilities and obligations described under clause (i) of Section 1 and all other Secured
Obligations of the Grantors to the Agent and the Lenders now or hereafter existing under this Agreement, each Grantor hereby pledges and assigns to the Agent, on behalf of the Credit Agreement Creditors, and grants to the Agent, on behalf of the Credit Agreement Creditors, a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

                    (i)    All of such Grantor's accounts, as defined in the


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         Uniform  Commercial  Code,  whether now owned or existing or  hereafter acquired or arising, including, without limitation, all of such Grantor's accounts receivable (including, without limitation, any Medicare, Medicaid and other similar accounts receivable, but excluding any such accounts receivable to the extent the same are not permitted to be assigned under applicable laws, rules and regulations (but not excluding the proceeds thereof)), all rights to payment for goods sold or leased or to be sold or to be leased (including all rights to returned or repossessed goods) or for services rendered at any time or for services to be rendered (including any rights to stoppage in transit, repossession and reclamation and other rights of an unpaid vendor or secured party), all rights under or evidenced by book debts, notes, bills, drafts or acceptances, all choses in action and causes of action, all chattel paper or other instruments or documents, and all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to the foregoing, in each case whether now owned or existing or hereafter acquired or arising (collectively, "Accounts");

                   (ii) All indebtedness, obligations and other amounts at any time owing to such Grantor from the Borrower or other Subsidiaries and Affiliates of the Borrower and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts (collectively, "Intercompany Obligations");

                  (iii) All rights of such Grantor under all leases, contracts and agreements to which such Grantor is now or hereafter a party (including, without limitation, all rights, whether for payment or performance, under managed care contracts, preferred provider contracts, management and services agreements (including, without limitation, physician practice, clinic, hospital and emergency room management, staffing and services contracts), independent contractor agreements with physicians, and contracts with health or medical insurance companies relating to the payment of or reimbursement for medical or health care services and products), together with any and all extensions, modifications, amendments and renewals of such contracts and agreements and all rights of such Grantor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such contracts and agreements, but excluding rights under (but not excluding proceeds of) any lease, agreement or contract that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless


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



         consent from the relevant party or parties has been obtained and under the terms of which lease, agreement or contract any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy
         Code) or principles of equity (collectively, "Contracts");

                   (iv) All of such Grantor's copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising (collectively, "Copyrights"), together with all copyright licenses to which such Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyrights, in each case whether now owned or existing or hereafter acquired or arising (collectively, together with Copyrights, "Copyright Collateral");

                    (v) All of such Grantor's deposit accounts, including, without limitation, all Cash Collateral Accounts (as hereinafter defined), Agent Affiliate Accounts (as hereinafter defined), Concentration Accounts (as hereinafter defined) and all other deposit accounts, whether maintained with the Agent or any other bank or depository institution, in each case whether now owned or existing or hereafter acquired or arising (other than trust accounts required to be maintained by FirstCollect, Inc. under Section 58-70-65 of the General Statutes of North Carolina, as amended), together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into such accounts (collectively, "Deposit Accounts");

                   (vi) All of such Grantor's equipment, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all machinery, equipment, motor vehicles, computer equipment and software, parts, supplies, appliances, fittings, furniture and fixtures of every kind and nature, wherever located and whether or not affixed to any real property, and all accessions, accessories, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising (collectively, "Equipment");

                  (vii) All of such Grantor's general intangibles, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all Contracts, all Copyright Collateral, Patent Collateral and Trademark Collateral, all inventions, designs, trade secrets, trade processes, confidential or proprietary technical or business information, know-how, registrations, licenses, permits and franchises, all rights under or evidenced by book debts, notes, bills, drafts, acceptances, choses in action, causes of action, chattel paper or other instruments or documents, all indebtedness, obligations and other amounts at any time owing to such Grantor from any Person (other than Intercompany Obligations) and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to the foregoing, all invoices, customer lists, books and records, ledger and account cards, computer tapes, disks, software, printouts and other corporate or business records relating to the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts (collectively, "General Intangibles");

                 (viii) All of such Grantor's inventory, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-process and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of such Grantor, all goods in which such Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of such Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for the account of such Grantor, and in each case whether now owned or existing or hereafter acquired or arising (collectively, "Inventory");

                   (ix) All of such Grantor's letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising (collectively, "Patents"), together with all patent licenses to which such Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patents, in each case whether now owned or existing or hereafter acquired or arising (collectively, together with Patents, "Patent Collateral");

                    (x) All of such Grantor's trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising (collectively, "Trademarks"), together with all trademark licenses to which such Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademarks, in each case whether now owned or existing or hereafter acquired or arising (collectively, together with Trademarks, "Trademark Collateral");

                   (xi) To the extent not covered or not specifically excluded by clauses (i) through (x) above, all of such Grantor's other personal property, whether now owned or existing or hereafter arising or acquired; and

                  (xii) Any and all proceeds, as defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included, (w) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with

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         respect to any of the foregoing  Collateral,  (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

         (b) To secure the liabilities  and  obligations  described under clause
(ii) of Section 1 and all other Secured Obligations of the Grantors to the Agent and the Overline Lenders now or hereafter existing under this Agreement, each Grantor hereby pledges and assigns to the Agent, on behalf of the Overline Creditors, and grants to the Agent, on behalf of the Overline Creditors, a security interest in, all of such Grantor's right, title and interest in and to the Collateral.

         (c) To secure the liabilities  and  obligations  described under clause
(iii) of Section 1 and all other Secured Obligations of the Grantors to the Hedge Creditors now or hereafter existing under this Agreement, each Grantor hereby pledges and assigns to the Agent, on behalf of the Hedge Creditors, and grants to the Agent, on behalf of the Hedge Creditors, a security interest in, all of such Grantor's right, title and interest in and to the Collateral.

         (d) Each of the grants of a security interest in subsections (a), (b) and (c) of this Section 2 is, and is intended to be, a separate, independent and distinct grant to the same extent as if each such grant were set forth in a separate document, and such grants have been included in one document solely for the administrative convenience of the Secured Creditors.

         3. Representations and Warranties. Each Grantor represents and warrants as follows:

         (a) Each Grantor owns all Collateral purported to be owned by it, free and clear of any Liens except for the Liens granted to the Agent, for the benefit of the Secured Creditors, pursuant to this Agreement, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Grantor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office


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naming the Agent as secured party and (iii) as may be otherwise permitted by the
Credit Agreement.

         (b) This Agreement, together with (i) the filing, with regard to each Grantor, of duly completed and executed Uniform Commercial Code financing statements naming such Grantor as debtor, the Agent as secured party, and describing the Collateral, in the jurisdictions set forth beneath such Grantor's name on Annex A hereto, (ii) to the extent required by applicable law, the filing, with regard to each relevant Grantor, of duly completed and executed assignments in the forms set forth as Exhibits A and B with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate, with regard to registered Copyright Collateral, Patent Collateral and Trademark Collateral of such Grantor, as the case may be, and (iii) the delivery to the Agent of all chattel paper, promissory notes and other instruments included in the Collateral, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral owned by such Grantor in favor of the Agent, for the benefit of the Secured Creditors, to the extent a security interest therein can be perfected by such filings or possession of such chattel paper, promissory notes or instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than continuation statements required under the applicable Uniform Commercial Code (it being specifically noted that the Agent may at its option, but shall not be required to, require that any bank or other depository institution at which a Deposit Account is maintained enter into a written agreement or take such other action as may be necessary to perfect the security interest of the Agent in such Deposit Account and the funds therein).

         (c) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by such Grantor of this Agreement, the grant by it of the Lien and security interest in favor of the Agent provided for herein, or the exercise by the Agent of its rights and remedies hereunder, except for (i) the filings described in subsection (a) above and (ii) in the case of Accounts owing under any Contract with a federal governmental agency or authority, the filing by the Agent of a notice of assignment of moneys due or to become due thereunder in accordance with the federal Assignment of Claims Act of 1940, as amended, and the regulations promulgated thereunder, but only if such assignment is not prohibited by the terms of such Contract.

         (d) Except for (i) the provisions of the federal Medicare and Medicaid Act and the regulations thereunder restricting assignments of Medicare and Medicaid accounts receivable (but not the Proceeds thereof) and any similar restrictions under applicable state law, and (ii) the provisions of the federal Anti-Assignment Act and Anti-Claims Act, as amended, and any similar restrictions under applicable state law, there are no statutory or regulatory restrictions, prohibitions or limitations on such Grantor's ability to grant to the Agent a Lien upon and security interest in its Collateral pursuant to this Agreement or on the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of such Collateral), and there are no contractual restrictions on such Grantor's ability so to grant such Lien and security interest.

         (e) Annex B lists, as to each Grantor, (i) the address of its chief executive office and each place of business, (ii) the address of each location of all original invoices, ledgers, chattel paper, instruments and other records or information evidencing or relating to the Accounts, General Intangibles or other Collateral of such Grantor, and (iii) the address of each location at which any Equipment or Inventory (other than mobile goods and goods in transit) owned by such Grantor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4(b). Except as may be otherwise noted therein, all locations identified in Annex B are leased by the applicable Grantors. No Grantor presently conducts business under any prior or other corporate name or under any trade or fictitious name, except as indicated beneath its name on Annex B, and no Grantor has entered into any contract or granted any Lien within the past five years under any name other than its legal corporate name or a trade or fictitious name indicated beneath its name on Annex B.

         (f) Each Account is, or at the time it arises will be, (i) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by such Grantor, (ii) subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by such Grantor in the ordinary course of its business and warranties provided by applicable law and other than patient or payor refund obligations arising in the ordinary course of business as a result of overpayment, (iii) to the extent listed on any schedule of Accounts at any time furnished to the Agent, a true and correct statement of the amount actually and unconditionally owing thereunder, maturing as stated in such schedule and in the invoice covering the transaction creating such Account, and (iv) not evidenced by an instrument or chattel paper; or if so, such instrument or chattel paper (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder. To each Grantor's knowledge, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts except as set forth above. No bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than mobile goods and other than Inventory in transit in the ordinary course of business to a location set forth on Annex B or to a customer of a Grantor.

         (g) As to each Contract to which any Grantor is or hereafter becomes a party and that is material to its business, (i) such Grantor is not in default in any material respect under such Contract, and to the knowledge of such Grantor, none of the other parties to such Contract is in default in any material respect thereunder (except as shall have been disclosed in writing to the Agent), (ii) such Contract is, or at the time of execution will be, the legal, valid and binding obligation of all parties thereto, enforceable against such parties in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and no defense, offset, deduction or counterclaim will exist thereunder in favor of any such party (it being recognized that from time to time, under a Contract that has expired by its terms, the parties may continue to perform pending execution of written extensions or renewals, each Grantor hereby representing that any Accounts or other rights accrued under such oral arrangements are not at any time in the aggregate material to its business), and (iii) the performance by such Grantor of its obligations under such Contract in accordance with its terms will not contravene any Requirement of Law or any contractual restriction binding on or affecting such Grantor or any of its properties, and will not result in or require the creation of any Lien upon or with respect to any of its properties.

         (h) Annexes C, D and E correctly set forth all registered Copyrights, Patents and Trademarks owned by any Grantor and currently used or proposed to be used in its business. Each such Grantor owns and possesses the unqualified right to use all such Copyrights, Patents and Trademarks listed under its name; all registrations therefor have been validly issued under applicable law and are in full force and effect; no claim has been made that any of the Copyrights, Patents or Trademarks is invalid or unenforceable or violates or infringes the rights of any other Person, and there is no such violation or infringement in existence; and to the knowledge of such Grantor, no other Person is infringing upon the rights of such Grantor with regard to any of the Copyrights, Patents or Trademarks.

         (i)      As of the date hereof, all Proceeds of Accounts or
other Collateral of any Grantor are deposited as promptly as practicably possible after receipt into a Deposit Account maintained by a Grantor, and the balances in such account, if in excess of $1,000 (or, as to cash concentration accounts maintained by Healthcare Automation, Inc. or Physicians Planning Group, Inc., to the extent of amounts in excess of operating and payroll requirements), are transferred not less frequently than weekly (by wire or Automated Clearinghouse) to a cash concentration account listed on Annex F (collectively, "Concentration Accounts"). Annex F sets forth a complete list of all Concentration Accounts and shows, as to each Concentration Account, the name of the Grantor maintaining such Concentration Account (or, if the Borrower maintains such Concentration Account, the name of the Borrower), the name and location of the bank or depository institution where such Concentration Account is maintained, the account number and the account name. Each Concentration Account is maintained with (i) the Agent or (ii) a bank or other depository institution that has executed and delivered to the Agent an agreement, in form and substance satisfactory to the Agent, that, among other things, acknowledges the security interest of the Agent in all funds, monies, securities and instruments deposited in such Concentration Account and pursuant to which such bank or depository institution agrees to transfer such funds, monies, securities and instruments to the Agent promptly upon demand at any time after the occurrence and during the continuance of an Event of Default (each, a "Concentration Agreement").

         4. Certain Covenants. Each Grantor covenants and agrees as follows:

         (a) So long as no Event of Default shall have occurred and be continuing, each Grantor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents (including without limitation the restrictions and other provisions in the Overline Credit Agreement relating to Net Available Cash, as defined therein), use, control and manage the Collateral owned by it in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that no Grantor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement, the Credit Agreement or the Overline Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Agent). No Grantor shall invoke or assert the benefit of any rule of law or statute now or hereafter in effect, including, without limitation, any right to prior notice or judicial hearing in connection with the Agent's possession, custody or disposition of any Collateral and any appraisal, valuation, stay, extension, moratorium or redemption law, or take or fail to take any other action, that would, or could reasonably be expected to, have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of any Collateral, the absolute sale of any Collateral or the possession thereof by any purchaser at any sale thereof, and each Grantor hereby waives the benefit of all such laws.

         (b) No Grantor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the applicable location thereof listed on Annex B, or (iii) remove any Collateral (other than mobile goods and goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex B, or keep or maintain any such Collateral at a location not listed on Annex B, unless in each case such Grantor has (1) given twenty (20) days' prior written notice to the Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agent may reasonably request, and (2) delivered to the Agent ten
(10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Agent, all in form and substance satisfactory to the Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agent (including, at the request of the Agent, delivery of opinions of counsel reasonably satisfactory to the Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Sections 3(a) and 3(b).

         (c) Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Agent may reasonably request. Each Grantor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Agent for inspection and review at such Grantor's offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Agent shall reasonably request), and (ii) permit the Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Creditors in the Collateral. At the request of the Agent, each Grantor will legend, in form and manner satisfactory to the Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that such Collateral has been assigned to the Agent and that the Agent has a security interest therein.

         (d) Unless notified otherwise by the Agent in accordance with the terms hereof, each Grantor shall endeavor to collect its Accounts and all amounts owing to it under the Contracts included within the Collateral to which it is a party, in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Agent, take such action as the Agent may deem necessary or advisable (within applicable laws) to enforce such collection. No Grantor shall, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account or amount owing under any Contract, (ii) compromise or settle any Account or amount owing under any Contract for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account or amount owing under any Contract, or (iv) allow any credit or discount on any Account or amount owing under any Contract. Each Grantor shall promptly inform the Agent of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, $25,000 or more, where such Grantor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy. The Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and each Grantor agrees to furnish all such reasonable assistance and information as the Agent may require in connection therewith.

         (e) Each Grantor agrees that, if any Intercompany Obligations or other Collateral shall at any time be evidenced by a promissory note or other instrument or chattel paper, the same shall promptly be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, unless directed to do so by the Agent, no Grantor shall, at any time after the occurrence and during the continuance of an Event of Default except as may be otherwise permitted by the Agent, collect, realize upon or receive any payment or distribution with respect to any Intercompany Obligations owed directly or indirectly to such Grantor, or seek or endeavor to do the same, and all such rights to collect, realize upon and receive any such payment or distribution shall vest solely in the Agent at all times after the occurrence and during the continuance of an Event of Default.

         (f) Each Grantor will, in accordance with sound business practices, maintain all Equipment used by it in its business (other than obsolete Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Grantor shall knowingly permit any Equipment to become a fixture to any real property.

         (g) Each Grantor will, in accordance with sound business practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless notified otherwise by the Agent in accordance with the terms hereof, each Grantor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession of any bailee, warehouseman, agent or processor at any time unless such bailee, warehouseman, agent or processor shall have been notified of the security interest created by this Agreement and such Grantor shall have exercised its reasonable best efforts to obtain, at such Grantor's sole cost and expense, a written agreement to hold such Inventory subject to the security interest created by this Agreement and the instructions of the Agent and to waive and release any Lien it may have with respect to such Inventory, such agreement to be in form and substance reasonably satisfactory to the Agent.

         (h) Each Grantor will, at its expense, at all times perform and comply with, in all material respects, all terms and provisions of each Contract material to its business included within the Collateral to which it is or hereafter becomes a party required to be performed or complied with by it and enforce the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Grantor in accordance with past practices and for a valid economic reason benefitting such Grantor (provided that in no event may any waiver, amendment or modification be made that would materially adversely affect the interests of the Agent and the Secured Creditors). With regard to all leases, contracts and agreements that are excluded by the terms of clause (iii) of Section 2 from the definition of the term "Contracts," each Grantor covenants and agrees to exercise all of its material rights and remedies under such leases, agreements and contracts in a commercially reasonable manner consistent with the interests of the Agent and the Secured Creditors. No Grantor will enter into any lease, agreement or contract material to its business that by its terms prohibits the assignment of the Grantor's rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of such Grantor in accordance with past practices and for a valid economic reason benefitting such Grantor. Each Grantor further covenants and agrees to use commercially reasonable efforts to obtain any required consent to the collateral assignment of any material contract upon the reasonable request of the Agent. Notwithstanding anything herein to the contrary, (i) the Grantors shall remain liable under all Contracts included within the Collateral to perform all of their respective obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Agent be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers, rights and remedies conferred on the Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

         (i) Each Grantor that is or hereafter becomes a party to any Contract with any federal or state governmental agency or authority (including, without limitation, the United States Department of Defense or any branch of the United States Armed Forces, the United States Department of Veterans Affairs, or any state correctional agency or authority) shall, as promptly as reasonably possible after the date hereof with respect to each such Contract (collectively, "Government Contracts") to which it is a party and which are in effect as of the date hereof, and as promptly as reasonably possible after execution thereof with respect to any Government Contract entered into by such Grantor after the date hereof, prepare, execute and deliver to the Agent an assignment of moneys due or to become due under such Government Contract, in such form and manner as shall be prescribed by applicable laws and regulations or as shall be otherwise acceptable to the Agent and with a number of originals thereof, together with such other information, as shall be sufficient to permit the Agent to file notices of such assignment with the applicable governmental authorities (provided that the

Agent will not deliver any such notices of assignment for filing unless an Event of Default shall have occurred and be continuing). In particular (but without limitation of the foregoing), as to assignments subject to and permitted by the federal Assignment of Claims Act of 1940, as amended, each applicable Grantor shall prepare, execute and deliver all instruments of assignment in accordance with the procedures set forth in FAR ss.32.800 (48 CFR ss.32.800) et seq. or any successor provision and shall provide all relevant information necessary for the Agent to file notices of assignment, including names and addresses of the applicable administrative contracting officer and disbursing officer. No Grantor shall enter into any Government Contract after the date hereof that by its terms prohibits assignment to the Agent of moneys due or to become due thereunder.

         (j) Each relevant Grantor will, at its own expense, execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date hereof fully completed assignments in the forms of Exhibits A and B, as applicable, in the U.S. Copyright Office or the U.S. Patent and Trademark Office pursuant to 35 U.S.C. ss.261, 15 U.S.C. ss.1060 or 17 U.S.C. ss.205, as
applicable. In the event that after the date hereof any Grantor shall acquire any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall promptly furnish written notice thereof to the Agent together with information sufficient to permit the Agent, upon its receipt of such notice, to (and each Grantor hereby authorizes the Agent to) modify this Agreement, as appropriate, by amending Annexes C, D and E hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits A and B, as applicable, in the U.S. Copyright Office or the U.S. Patent and Trademark Office as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such

Grantor.

         (k) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark used in the conduct of such Grantor's business, use its best efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,
(iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

         (l) Each Grantor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any Patent used in the conduct of such Grantor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.

         (m) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

         (n) Each Grantor shall notify the Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (o) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each registration of any Patents, Trademarks and Copyrights used in the conduct of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (p) In the event that any Collateral consisting of a Patent, Trademark or Copyright used in the conduct of any Grantor's business is believed infringed, misappropriated or diluted by a third party, such Grantor shall notify the Agent promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (q) Each Grantor will cause all Proceeds of its Accounts and other Collateral to be deposited in a Deposit Account maintained by it or for its benefit as promptly as practicably possible after receipt thereof by or on behalf of such Grantor and will cause the balances in each such Deposit Account, if in excess of $1,000 (or, as to cash concentration accounts maintained by Healthcare Automation, Inc. or Physicians Planning Group, Inc., to the extent of amounts in excess of operating and payroll requirements), to be transferred daily (by wire or Automated Clearinghouse) to a Concentration Account maintained with the Agent or with another bank or depository institution that has, together with such Grantor, executed and delivered to the Agent a duly completed Concentration Agreement; provided that all balances in Deposit Accounts maintained with the Agent or any bank or depository institution that is an Affiliate of the Agent (including, without limitation, First Union National Bank of Florida and First Union National Bank of Georgia) shall be transferred not less frequently than weekly to a Concentration Account. As promptly as reasonably possible after the date hereof with respect to each such Affiliate of the Agent ("Agent Affiliate") at which any Deposit Accounts ("Agent Affiliate Accounts") are maintained as of the date hereof, and concurrently with the establishment of an Agent Affiliate Account with any other Agent Affiliate after the date hereof, each applicable Grantor will execute and deliver, and will cause the applicable Agent Affiliate to execute and deliver, an agreement, in form and substance satisfactory to the Agent, that, among other things, acknowledges the security interest of the Agent in all funds, monies, securities and instruments deposited in such Agent Affiliate Account and pursuant to which such bank or depository institution agrees to transfer such funds, monies, securities and instruments to the Agent promptly upon demand at any time after the occurrence and during the continuance of an Event of Default (each, a "Collection Agreement"). Each Grantor will provide each bank or depository institution at which any Deposit Account is maintained from time to time with such transfer instructions and other information as such bank or depository institution may require in order to permit the Grantors to comply with the provisions of this subsection. All costs and expenses incurred in connection with the establishment and maintenance of such Deposit Accounts and the transfers of funds therefrom as described in this subsection shall be for the account of the Grantors. Each Grantor will from time to time take all such action as may be necessary to cause to be established and maintained with the Agent a centralized disbursement arrangement satisfactory to the Agent, whereby funds on deposit in the Concentration Accounts in amounts necessary to fund disbursements shall be further concentrated at one or more accounts ("Centralized Disbursement Accounts") maintained with the Agent (which Centralized Disbursement Accounts may also be Concentration Accounts maintained with the Agent and in any event shall be deemed Concentration Accounts for all purposes of this Agreement), at a frequency acceptable to the Agent, for the purpose of centralizing cash disbursements to third parties such that no cash disbursements or withdrawals (including checks, payroll or other disbursements) shall be made from any Deposit Account other than a Centralized Disbursement Account (other than operating and payroll disbursements of Healthcare Automation, Inc. or Physicians Planning Group, Inc., which may be made from cash concentration Deposit Accounts maintained by it). No Proceeds of Accounts or any other Collateral will be deposited in or at any time transferred to a Deposit Account other than a Concentration Account, an Agent Affiliate Account, or a Deposit Account the balances in which Deposit Account are transferred not less frequently than daily to a Concentration Account. No Grantor shall cause or permit any funds or other property not constituting Proceeds of Collateral to be deposited into any Deposit Account. So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to collect, withdraw and direct the disposition of funds on deposit in the Concentration Accounts in a manner not inconsistent with the provisions of this Agreement or any of the other
Credit Documents (subject to the requirement hereinabove regarding the establishment and maintenance of a centralized disbursement arrangement); provided, however, that, upon the occurrence and during the continuance of an Event of Default and notice thereof from the Agent to the Borrower, the Agent shall have exclusive dominion and control over all Concentration Accounts, with the powers and rights granted herein and in the applicable Concentration Agreements with respect thereto, and no Grantor shall have any right to collect, withdraw or direct the disposition of funds on deposit therein or shall take any action to effect the same.

         (r) FirstCollect, Inc. will promptly remit to the applicable creditors all funds deposited from time to time into trust accounts required to be maintained by it under Section 58- 70-65 of the General Statutes of North Carolina, as amended, will promptly disburse any remaining funds retained for its account into a Deposit Account, and will not cause any other funds or Proceeds of any Collateral to be deposited into or maintained in any such trust account or to be commingled with such trust funds.

         (s) Each Grantor will at all times defend the Agent's right, title and security interest in and to the Collateral and the Proceeds thereof, for the benefit of the Secured Creditors, against the claims and demands of all other Persons.

         5. Cash Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more cash collateral bank accounts (collectively, "Cash Collateral Accounts") for the collection of Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Agent shall have sole dominion and control over all funds deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement or the Required Overline Lenders pursuant to the Overline Credit Agreement, as applicable), shall) apply amounts held in the Cash Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 8.

         6.    Taxes, Insurance.

         (a) Each Grantor will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that no Grantor shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Grantor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

         (b) Each Grantor will maintain and pay for, or cause to be maintained and paid for, insurance covering commercial general liability, professional liability, property and casualty, business interruption and such other risks, and in such amounts and with such financially sound and reputable insurance companies, as are usually and customarily carried by companies engaged in similar businesses, and will deliver certificates of such insurance to the Agent with standard loss payable endorsements naming the Agent as loss payee (on property and casualty policies) and additional insured (on liability policies) as its interests may appear. Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any such Grantor that might result in the forfeiture of such insurance. Each Grantor will direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Agent. The Agent shall hold all such proceeds for the account of such Grantor. So long as no Default or Event of Default has occurred and is continuing, the Agent shall, at such Grantor's request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such required payments and such other documents as the Agent may reasonably request, or apply such proceeds in whole or in part as a prepayment of the Overline Loans and/or Loans in the order and manner provided in the Credit Agreement and the Overline Credit Agreement (such proceeds for purposes of this subsection (b) being deemed to be "Net Cash Proceeds" within the meaning of the Overline Credit Agreement). Upon and during the continuance of a Default or Event of Default, the Agent shall apply such proceeds in the order and manner provided in the Credit Agreement and the Overline Credit Agreement. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

         (c) If any Grantor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Agent may, without waiving or releasing any obligation or Default, at the Grantors' expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable by the Grantors to the Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

         (d) Each Grantor will deliver to the Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Not less than 30 days prior to the expiration date of the insurance policies required to be maintained by any Grantor hereunder, such Grantor will deliver to the Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Agent may request. Upon the reasonable request of the Agent from time to time, each Grantor shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this
Section is in effect.

         7. Remedies Upon Event of Default. In case an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document, any Interest Rate Protection Agreement or by law, including all the rights and remedies of a secured party under the applicable Uniform Commercial Code) for the protection and enforcement of the rights of the Secured Creditors in respect of the Collateral, and shall be entitled, in particular (but without limitation of the foregoing), to exercise the following rights, which each Grantor hereby agrees to be commercially reasonable:

                    (i) to notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Agent or to a Concentration Account or Cash Collateral Account designated by the Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Grantor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of such Grantor and shall be forthwith deposited into a Concentration Account or Cash Collateral Account or paid over or delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

                   (ii) to take possession of, receive, endorse, assign and deliver, in its own name or in the name of the Grantors, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Grantors concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of the Grantors; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as the Grantors might have done;

                  (iii) to notify any or all depository institutions with which any Concentration Accounts are maintained, in accordance with the terms of the applicable Concentration Agreements, to remit and transfer all monies, securities and other property on deposit in such Concentration Accounts or deposited or received for deposit thereafter to the Agent, for deposit in the Cash Collateral Accounts or such other accounts as may be designated by the Agent, for application to the Secured Obligations as provided herein;

                   (iv) to transfer all or any part of the Collateral into the Agent's name or the name of its nominee or nominees;

                    (v) to assign any Copyright Collateral, Patent Collateral or Trademark Collateral, for such term or terms, on such conditions and in such manner as the Agent shall determine; and to license and (to the extent permitted by applicable law) sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Copyright Collateral, Patent Collateral or Trademark
         Collateral, throughout the world, for such term or terms, on such conditions and in such manner as the Agent shall determine;

                   (vi) to require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place designated by the Agent;

                  (vii) to enter and remain upon the premises of any of the Grantors and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of the Grantors for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Agent or any designated agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral; and

                 (viii) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Grantor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and to adjourn the same from time to time, and for such price or prices and on such terms as the Agent in its sole and absolute discretion may determine to be commercially reasonable; provided, that, unless the Collateral threatens to decline speedily in value, there shall be given to such Grantor at least ten (10) days' notice of the time and place of any such public sale or the time after which any private sale may be made. Each Grantor hereby waives and releases, to the fullest extent permitted by law, any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption, and the Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale. Neither the Agent nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8.    Application of Proceeds.

         (a) Except as specifically otherwise provided in the Credit Agreement and the Overline Credit Agreement, all moneys received by the Agent upon any collection, sale or other disposition of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

                   (i) first, to the payment of all Secured Obligations owing to the Agent of the type described in clauses (v) and (vi) of Section 1;

                   (ii) second, after payment in full of the amounts specified in clause (i) above, to the payment of all other Secured Obligations owing to the Overline Creditors in such manner and order and at such time as the Agent shall elect, each Overline Creditor to receive an amount equal to the outstanding amount of the Secured Obligations then owing to it or, if such payment is insufficient to pay in full all such Secured Obligations, its Pro Rata Share (as hereinafter defined) of such payment;

                  (iii) third, after payment in full of the amounts specified in clause (ii) above, to the payment of all other Secured Obligations owing to the Credit Agreement Creditors (including in their capacity as Hedge Creditors) in such manner and order and at such time as the Agent shall elect, each Credit Agreement Creditor to receive an amount equal to the outstanding amount of the Secured Obligations then owing to it or, if such payment is insufficient to pay in full all such Secured Obligations, its Pro Rata Share (as hereinafter defined) of such payment; and

                   (iv) fourth, after payment in full of the amounts specified in clauses (i), (ii) and (iii) above, and following the termination of this Agreement (as to all Grantors) pursuant to Section 15(a), to the Grantors or to any other Person that may be lawfully entitled to receive such surplus.

         (b) For purposes of clauses (ii) and (iii) of subsection (a) above, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount hereunder, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Secured Obligations owing to such Secured Creditor and the denominator of which is the then outstanding amount of all relevant Secured Obligations.

         (c) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon the Hedge Creditors or their representative under any Interest Rate Protection Agreements for a determination of the outstanding Secured Obligations owed to the Hedge Creditors. Unless it has actual knowledge (including by way of written notice from a Hedge Creditor) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements, or Hedge Obligations in respect thereof, are in existence.

         (d) The Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the Proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i), (ii) and (iii) of subsection (a) above.

         9. Purchase of Collateral. Upon any sale of any Collateral by the Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         10. Grant of License. For the purpose of enabling the Agent to exercise rights and remedies under Section 7 at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Agent shall be exercised, at the option of the Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default.

         11. Indemnification. The Grantors agree, jointly and severally, to indemnify and hold harmless the Agent and each other Secured Creditor from and against any and all claims, demands, losses, judgments and liabilities of every kind or nature, and to reimburse the Agent and each other Secured Creditor for all costs and expenses (including, without limitation, reasonable attorneys'
fees), arising out of or resulting from the execution, amendment, administration or enforcement of this Agreement or the exercise by the Agent or any other Secured Creditor of any rights or remedies granted hereunder, under the other Credit Documents or under any Interest Rate Protection Agreements, including, without limitation, from the exercise by the Agent of any of its powers or rights under Sections 7, 12(b) or 12(c); provided that neither the Agent nor any other Secured Creditor shall be entitled to indemnification pursuant to this Section for claims, demands, losses, judgments and liabilities to the extent caused by its gross negligence or willful misconduct. In no event shall the Agent or any other Secured Creditor be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any of the Grantors under this Section are unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

         12.    Further Assurances; Agent as Attorney-In-Fact; Agent May
Perform.

         (a) Each Grantor agrees that it will join with the Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Agent's security interest in the Collateral, and hereby authorizes the Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Grantor where permitted by law, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder.

         (b) Each Grantor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Agent or otherwise, and with full power of substitution in the premises, from time to time in the Agent's reasonable discretion to take any action and to execute any instrument that the Agent may reasonably deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

                    (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                   (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above;

                  (iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor under Section 6 and direct the payment of proceeds thereof to the Agent;

                   (iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the

         Agent in its sole discretion, any such payments made by the Agent to become Secured Obligations of the Grantors to the Agent, due and payable immediately and without demand;

                    (v) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent and the other Secured Creditors with respect to any of the Collateral; and

                   (vi) to perform the affirmative obligations of the Grantors under this Agreement (including, without limitation, obligations under Section 12(a));

and, in the case of each of clauses (i) through (vi) above, the Agent shall use its best efforts to give the affected Grantor notice of any action taken by it in accordance with this Section as soon as practicable after such action is taken; provided, however, that the failure to give any such notice shall not in any way impair the authority of the Agent pursuant to this Section or the validity of any action taken by the Agent pursuant hereto, or result in any liability on the part of the Agent or any other Secured Creditor to any Grantor or any of its Subsidiaries. The exercise by the Agent of any of its rights pursuant to this Section shall not create any further obligation on the part of the Agent to exercise any other rights hereunder or to take any other or further action in respect thereof. The power of attorney granted by each Grantor under this Section, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect with respect to such Grantor.

         (c) If any Grantor fails to perform any agreement contained herein after written request to do so by the Agent, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses so incurred in connection therewith shall be payable by the Grantors pursuant to Section 11.

         13. The Agent. The Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. It is expressly understood and agreed that the obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Agent shall act hereunder at the direction, or with the consent, of the Required Lenders and the Required Overline Lenders, as applicable, on the terms and conditions set forth in the Credit Agreement and the Overline Credit Agreement, as the case may be. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any other Secured Creditor shall be liable to any Grantor (i) for any loss or damage sustained by it, or
(ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Agent or any other Secured Creditor of any right or remedy under this Agreement or any other act or failure to act on the part of the Agent or any other Secured Creditor, except to the extent that the same is caused by its own gross negligence or willful misconduct.

         14. Grantors' Obligations Absolute, etc. The obligations of each Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any extension, amendment, modification or restatement of or supplement to the Credit Agreement, the Overline Credit Agreement, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any assignment or transfer of any of the foregoing or any rights and obligations thereunder; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement, the Credit Agreement, the Overline Credit Agreement, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein; (c) any furnishing of any additional security to the Agent or its assignee or any acceptance thereof or any release of any Collateral by the Agent or its assignee; (d) any limitation on or release of any party's liability or obligations under this Agreement, the Credit Agreement, the Overline Credit Agreement, the Guaranty, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any invalidity or unenforceability thereof, in whole or in part; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Grantor or any of its Subsidiaries, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Grantor shall have notice or knowledge of any of the foregoing.

         15.    Termination, Release.

         (a) After the occurrence of the Termination Date (as hereinafter defined) with respect to any Grantor, this Agreement shall terminate as to such Grantor and such Grantor shall be automatically released hereunder, and the Agent, at the request and expense of such Grantor, will execute and deliver to such Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC-3 termination statements to the extent necessary), and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Agent hereunder. For purposes of this Agreement, "Termination Date" shall mean, with respect to any Grantor, the earlier to occur of (i) the date upon which all Overline
Obligations, all Credit Obligations and all obligations of the Grantors hereunder and under the Guaranty have been indefeasibly paid in full, the Overline Commitments and all Letters of Credit under the Overline Credit Agreement have been terminated, the Commitments and all Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement have been terminated and all Interest Rate Protection Agreements have been terminated or (ii) the date upon which such Grantor has been released from the Guaranty, and its obligations thereunder discharged, pursuant to Section 16 thereof.

         (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement and the Overline Credit Agreement or is otherwise released at the direction of the Required Lenders or the Required Overline Lenders, as applicable (or all of the Lenders or Overline Lenders, if required by the Overline Credit Agreement or the Credit Agreement, as the case may be), the Agent, at the request and expense of the respective Grantor, will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Agent and has not theretofore been released pursuant to this Agreement.

         (c) At any time that any Grantor desires that Collateral be released as provided in subsections (a) or (b) above, it will deliver to the Agent a certificate signed by its chief financial officer or another principal executive officer stating that the release of the respective Collateral is permitted pursuant to subsection (a) or (b) above. If requested by the Agent (although the Agent shall have no obligation to make any such request), such Grantor will furnish appropriate legal opinions from counsel reasonably acceptable to the Agent to the effect set forth in the immediately preceding sentence.

         16.    Amendments, etc; Additional Grantors.

         (a) No amendment, modification, waiver, discharge or termination of this Agreement or any provision hereof, nor any consent to any departure by any Grantor therefrom, shall in any event be effective unless in writing and signed by the Agent, acting with the concurrence of such of the Lenders or Overline Lenders, as applicable, as may be required under the Credit Agreement or the Overline Credit Agreement, as the case may be, to concur therein, and each Grantor directly affected thereby (or by the Borrower on its behalf pursuant to the power of attorney granted in Section 19(b)); provided, however, that (x) the Agent may, in accordance with the provisions of the Credit Agreement, from time to time require Subsidiaries of the Borrower not already parties hereto to become Grantors hereunder by executing an instrument of accession hereto in the form of Exhibit C (each, a "Grantor Accession"), (y) certain Grantors may from time to time be released automatically herefrom in accordance with the provisions of Section 15 and (z) the Required Lenders or the Required Overline Lenders, as applicable (or such of the Lenders or Overline Lenders, as applicable, as may in any particular case be required thereunder) may from time to time (but without any obligation to do so) release, or direct the Agent to release, any Grantor hereunder, in each case under clauses (x), (y) and (z) above without the necessity of obtaining the consent of any other Grantor (it being understood that the release or addition hereunder of any Grantor or of any of its Collateral shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so released or added); and provided further that any amendment, modification, waiver, discharge, termination or consent at any time affecting the rights and benefits of a single Group (as hereinafter defined) of Secured Creditors, and not all Secured Creditors in a like or similar manner, shall require only the consent of the Required Parties (as hereinafter defined) of such Group at such time. For purposes of the preceding sentence, the term "Group" shall mean and refer to (i) the Credit Agreement Creditors as holders of the Credit Obligations, (ii) the Overline Creditors as holders of the Overline Obligations, or (iii) the Hedge Creditors as holders of the Hedge Obligations, and the term "Required Parties" shall mean, at any time, (A) with respect to the Credit Obligations, such of the Lenders as may be required under the Credit Agreement then to concur in the action being taken, (B) with respect to the Overline Obligations, such of the Overline Lenders as may be required under the Overline Credit Agreement then to concur in the action being taken, and (C) with respect to the Hedge Obligations, the holders of at least a majority of the aggregate obligations of the Borrower outstanding at such time under all Interest Rate Protection Agreements.

         (b) Concurrently with the execution of a Grantor Accession, each Grantor that becomes a party to this Agreement pursuant thereto shall take all necessary actions of the types described in Section 12(a) and shall provide addendums to the Exhibits to this Agreement setting forth the information called for therein as it applies to such Grantor, whereupon such Exhibits shall automatically be deemed to be amended to include such additional information.

         17. No Waivers, etc. The enumeration of the rights and remedies of the Agent and the other Secured Creditors set forth in this Agreement, the Credit Agreement, the Overline Credit Agreement, the other Credit Documents or any Interest Rate Protection Agreements is not intended to be exhaustive, and the exercise by the Agent or any other Secured Creditor of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Credit Agreement, under the Overline Credit Agreement, under the other Credit Documents, under any Interest Rate Protection Agreements or under any other agreement between any Grantor and the Secured Creditors, or any of them, or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any other Secured Creditor in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Grantors and the Agent or any other Secured Creditor or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any other Secured Creditor to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         18. Assignment. No Grantor may assign this Agreement or any of its rights or obligations hereunder. Any Secured Creditor may assign or otherwise transfer its interest in this Agreement, in whole or in part, in connection with an assignment or other transfer of any or all Secured Obligations held by such Secured Creditor in accordance with the Credit Agreement or the Overline Credit Agreement (including by the sale of participations), any applicable Interest Rate Protection Agreement or other relevant documents, it being understood and agreed that upon any such assignment or other transfer by any Secured Creditor, the Person that becomes the holder of the Secured Obligations that are the subject of such assignment or other transfer shall (except as may be otherwise provided by such Secured Creditor as a term or condition of such assignment or other transfer) have and may exercise all of the rights granted to such Secured Creditor under this Agreement to the extent of that part of or interest in the Secured Obligations so assigned or transferred to such Person. Each Grantor hereby irrevocably waives notice of and consents in advance to the assignment or other transfer as provided above from time to time by any Secured Creditor of the Secured Obligations held by it, or any part thereof or interest therein, and of the corresponding rights and interest of such Secured Creditor hereunder in connection therewith.

         19.    Notice; Borrower as Attorney-In-Fact.

         (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:


           If to any Grantor:                     Coastal Physician Group, Inc.
                                                  2828 Croasdaile Drive
                                                  Durham, North Carolina 27705
                                                  Attention: Chief Financial Officer
                                                  Telephone: (919) 383-0355
                                                  Telecopy: (919) 383-3660

           With copies to:                        Coastal Physician Group, Inc.
                                                  2828 Croasdaile Drive
                                                  Durham, North Carolina 27705
                                                  Attention: Joseph G. Piemont, Esq.
                                                  Telephone: (919) 383-0355
                                                  Telecopy: (919) 383-7611

           If to any Credit
           Agreement Creditor
           (including the
           Agent):                                At its address for notices set forth
                                                  in the Credit Agreement

           If to any Secured
           Overline Creditor:                     At its address for notices set forth
                                                  in the Credit Agreement (or, if not a
                                                  party thereto, the Overline Credit
                                                  Agreement)

           If to any Hedge
           Creditor:                              At such address for notices as such
                                                  Hedge Creditor shall have specified
                                                  to the Borrower


or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or
(iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         (b) Each Grantor hereby irrevocably designates and appoints the Borrower as its representative for the purpose of receiving any notice or other communication hereunder, and agrees that any notice or other communication given to the Borrower at the address and in the manner specified herein shall be deemed notice to all Grantors. Further, each Grantor does hereby irrevocably make, constitute and appoint the Borrower as the true and lawful attorney-in-fact of such Grantor, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Borrower or otherwise, and with full power of substitution in the premises, from time to time in the Borrower's discretion to agree on behalf of, and sign the name of such Grantor to, any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Agreement or any other Credit Document, notice or other similar document, and to execute any other documents or instruments, take any other action and do all other things, in each case on behalf of such Grantor, that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Agreement and the other Credit Documents. The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless such act, omission, error or mistake shall occur as a result of the gross negligence or willful misconduct of the Borrower. This power, being coupled with an interest, is irrevocable by any Grantor for so long as this Agreement shall be in effect with respect to such Grantor. By its signature hereto, the Borrower consents to its appointment as representative to receive notices for and agrees promptly to distribute such notices to, and consents to its appointment as the attorney-in-fact for, each Grantor as provided for herein.

         20. Binding Effect; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, shall be binding upon and enforceable against each Grantor and its successors and permitted assigns and shall inure to the benefit of and be enforceable by each Secured Creditor and its successors and assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Grantor Accession and shall continue in effect until the termination in full of this Agreement.

         21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

         22.  Severability.  To the extent any  provision  of this  Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         23. Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders. All terms in this Agreement that are not capitalized shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.

         24. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective, as to any Grantor, upon the execution of a counterpart hereof or amendment or supplement hereto by such Grantor.

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written.




             THE SIGNATURES OF THE GRANTORS EXECUTING THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
                                SIGNATURE PAGES.




         The Borrower hereby joins in this Agreement for purposes of evidencing its consent to, and agreement to perform, the provisions of Section 19(b).


                                             COASTAL PHYSICIAN GROUP, INC.


                                             By: _______________________________

                                             Title: ____________________________





Accepted and agreed to:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as Agent


By: _________________________________

Title: ______________________________


                         Subsidiaries Security Agreement
                          Coastal Physician Group, Inc.
              First Union National Bank of North Carolina, as Agent

                             (signatures continued)